JB Investments Management, LLC SC 13G/A

EXHIBIT 1

JOINT ACQUISITION STATEMENT

PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated:	February 14, 2022

JB Investments Management, LLC By: /s/ Brian J. Riley Name: Brian J. Riley Title: CEO JB Investments Fund III, L.P. By: JB Investments Fund III GP, LLC Its: General Partner
Signature:	/s/ Brian J. Riley
Name:	Brian J. Riley
Title:	Managing Member of JB Investments Fund III GP

JB Investments Parallel Fund III, L.P.
By: JB Investments Fund III GP, LLC Its: General Partner

Signature:	/s/ Brian J. Riley
Name:	Brian J. Riley
Title:	Managing Member of JB Investments Fund III GP

JB Investments Fund III GP, LLC

By:	/s/ Brian J. Riley
Name:	Brian J. Riley
Title:	Managing Member

Brian J. Riley

By:	/s/ Brian J. Riley